AMENDMENT TO NON-EXCLUSIVE UNDERWRITING AGREEMENT

The  Non-Exclusive   Underwriting  Agreement  dated  October  31,  1995  between
Templeton   Growth  Fund,   Inc.  and  Templeton   Global   Strategic   Services
(Deutschland) GmbH ("Agreement") is hereby amended as follows:

Section 1. Except as specifically modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

Section 2. The last sentence of paragraph SIXTH of the Agreement is amended and restated to read as follows:

                  In addition, the Selling Company shall be entitled to reimbursement out of Fund assets for costs and expenses incurred in connection with the distribution and marketing of Fund shares, provided such reimbursement is consistent with the terms of any distribution plan, with respect to any series or class of shares of the Fund, adopted pursuant to Rule 12b-1 ("Distribution Plan") under the Investment Company Act of 1940, as amended. The Selling Company is authorized to make payments to selected dealers and others involved in the sale of Fund shares from any amounts received by the Selling Company under the Fund's Distribution Plan.

Section 3. The address of the Fund as set forth in paragraph FIFTEENTH of the
           Agreement is redesignated as follows:

                  Templeton Growth Fund, Inc.
                  500 East Broward Boulevard
                  Fort Lauderdale, Florida  33394-3091
                  Attention:  Barbara J. Green, Secretary

IN WITNESS WHEREOF, the Fund has executed this Amendment to the Agreement on this 18th day of October, 1997.

                           TEMPLETON GROWTH FUND, INC.

                           By:/s/JOHN R. KAY
                              --------------------------
                              John R. Kay
                              Vice President


                            TEMPLETON GLOBAL STRATEGIC SERVICES
                            (Deutschland) GmbH

                             By:/s/HANS J. WISSER
                                ------------------------
                                Hans J. Wisser
                                Managing Director